UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

February 2, 2017

MERCARI COMMUNICATIONS GROUP, LTD.

(Exact name of registrant as specified in its charter)

Colorado	0-17284	84-1085935
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

1120 Avenue of the Americas, 4th floor

New York, New York 10036

Address of principal executive offices

714-858-1147

Telephone number, including

Area code

135 Fifth Ave., 10th Floor

New York, NY 10010

Former Address of principal executive offices

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Forward-Looking Statements

We have made statements in this report that constitute forward-looking statements, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Item 5.01 Changes in Control of Registrant

On February 2, 2017, China Concentric Capital Group Ltd., a British Virgin Islands company (“China Concentric”), the owner of 43,822,001 shares (the “Shares”), representing approximately 96.5%, of the outstanding common stock of Mercari Communications Group, Ltd. (the “Company”), sold to Mr. Quanzhong Lin, an entrepreneur resident in the People’s Republic of China, 29,521,410 of the Shares, representing approximately 65% of the outstanding shares of the Company’s common stock, for a purchase price of $300,000, pursuant to a Stock Purchase Agreement dated December 21, 2016 (the “Purchase Agreement”).

To the Company’s knowledge, based on representations made by Mr. Lin, the source of funds used by Mr. Lin for the stock purchase pursuant to the Purchase Agreement was his personal funds.

Mr. Lin has indicated that he is purchasing a controlling interest in the Company with the intention of acquiring an operating business in a reverse acquisition transaction through a share exchange. There can be no assurance that an acquisition of any particular business will be consummated.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Office

On February 2, 2017, in conjunction with the closing of the sale of the Shares to Mr. Lin, the Company’s then Board of Directors elected Mr. Lin as a director, Chairman of the Board, President and Chief Executive Officer of the Company, effective upon the closing, and Ethan Chuang, who had served as President of the Company since January 20, 2017, as Vice President of the Company. Mr. Chuang continues to serve as a director of the Company.

Mr. Quanzhong Lin, age 38, is a highly successful entrepreneur in China, and currently serves as Chairman of Ai Xin Company Group, a diversified company which he founded in 2008. Ai Xin Company currently has approximately 150 employees, assets in excess of 100 RMB and had revenues in excess of 100M RMB for the year ended December 31, 2016. In addition to Ai Xin Company, Mr. Lin has founded a number of companies located in Chengdu City, in the Sichuan Province of China engaged in various lines of business, including pharmacies, retail outlets, hotel management services and global tourism.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

February 3, 2017	MERCARI COMMUNICATIONS GROUP, LTD.

	By:	/s/ Ethan Chuang
Ethan Chuang
Vice President